BYLAWS

of

SNAP ONLINE MARKETING INC.

(the "Corporation")

ARTICLE I: MEETINGS OF SHAREHOLDERS

Section 1 - Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Board of Directors.

Section 2 - Special Meetings

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.

Section 3 - Place of Meetings

Meetings  of  shareholders  shall  be  held  at  the  registered  office  of the Corporation,  or at such other places,  within or without the State of Nevada as the Board of Directors may from time to time fix.

Section 4 - Notice of Meetings

A notice convening an annual or special meeting which specifies the place,  day, and hour of the meeting,  and the general nature of the business of the meeting, must  be  faxed,   personally  delivered  or  mailed  postage  prepaid  to  each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer  ledger of the  Corporation, at least ten (10) days prior to the meeting.  Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that meeting.

Section 5 - Action Without a Meeting

Unless  otherwise  provided by law, any action required to be taken at a meeting of the shareholders,  or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written  consents are signed by shareholders  representing a majority of the shares entitled to vote at such a meeting,  except  however,  if a different proportion of voting power is required by law, the Articles of  Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the  proceedings of the  shareholders of the Corporation.

Section 6 - Quorum

a)         No business, other than the election of the chairman or the adjournment  of the  meeting,  will be  transacted  at an annual or special  meeting unless a quorum  of  shareholders,  entitled  to attend  and  vote,  is present at the commencement of the meeting,  but the quorum need not be present throughout the meeting.

b)         Except as otherwise  provided in these Bylaws,  a quorum is two persons present  and  being,  or  representing  by proxy,  shareholders  of the Corporation.

c)         If within half an hour from the time appointed for an annual or special meeting a quorum is not present, the meeting shall stand adjourned to a day, time and place as determined by the chairman of the meeting.

Section 7 - Voting

Subject  to a special  voting  rights  or  restrictions  attached  to a class of shares,  each shareholder  shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation,  whether  represented in person or by proxy.

Section 8 - Motions

No motion proposed at an annual or special meeting need be seconded.

Section 9 - Equality of Votes

In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxyholder.

Section 10 - Dispute as to Entitlement to Vote

In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

Section 11 - Proxy

a)         Each shareholder  entitled to vote at an annual or special meeting may do so either in person or by proxy.  A form of proxy must be in writing under  the  hand  of the  appointor  or of his  or  her  attorney  duly authorized in writing,  or, if the appointor is a  corporation,  either under  the  seal  of  the  corporation  or  under  the  hand  of a duly authorized officer or attorney. A proxyholder need not be a shareholder of the Corporation.

b)         A form of proxy and the power of attorney or other  authority,  if any, under which it is signed or a facsimiled copy thereof must be deposited at the registered  office of the  Corporation or at such other place as is specified for that purpose in the notice  convening the meeting.  In addition to any other  method of  depositing  proxies  provided  for in these Bylaws,  the  Directors may from time to time by resolution  make regulations  relating to the depositing of proxies at a place or places and fixing the time or times for  depositing  the proxies not exceeding 48 hours  (excluding  Saturdays,  Sundays and  holidays)  preceding the meeting or adjourned  meeting specified in the notice calling a meeting of shareholders.

ARTICLE II: BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications

a)         The first Board of Directors of the Corporation, and all subsequent Boards of the Corporation, shall consist of not less than one (1) and not more than nine (9) directors.  The number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation.

b)         The first Board of  Directors  shall hold office until the first annual meeting  of  shareholders  and until  their  successors  have been duly elected  and  qualified  or until  there is a decrease in the number of directors.  Thereinafter,  Directors  will  be  elected  at the  annual meeting of shareholders  and shall hold office until the annual meeting of the shareholders  next succeeding his or her election,  or until his or her prior death,  resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

c)         A casual vacancy occurring in the Board may be filled by the remaining Directors.

d)         Between successive annual meetings, the Directors have the power to appoint one or more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected. A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that meeting.  So long as he or she is an additional Director, the number of Directors will be increased accordingly.

e)         A Director is not required to hold a share in the capital of the Corporation as qualification for his or her office.

Section 2 - Duties, Powers and Remuneration

a)         The  Board  of  Directors  shall be  responsible  for the  control  and management  of the business and affairs,  property and interests of the Corporation, and may exercise all powers of the Corporation, except for those powers  conferred  upon or reserved for the  shareholders  or any other  persons as required  under Nevada  state law, the  Corporation's Articles of Incorporation or by these Bylaws.

b)         The remuneration of the Directors may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 3 - Meetings of Directors

a)         The  President of the  Corporation  shall  preside as chairman at every meeting of the  Directors,  or if the  President  is not  present or is willing to act as chairman,  the Directors  present shall choose one of their number to be chairman of the meeting.

b)         The  Directors  may meet  together for the  dispatch of  business,  and adjourn  and  otherwise  regulate  their  meetings  as they  think fit. Questions arising at a meeting must be decided by a majority of votes. In case of an equality of votes the chairman does not have a second or casting vote.  Meetings of the Board held at regular intervals may be held at the place and time upon the notice (if any) as the Board may by resolution from time to time determine.

c)         A Director may  participate in a meeting of the Board or of a committee of the Directors using  conference  telephones or other  communications facilities by which all Directors participating in the meeting can hear each  other  and  provided  that  all  such  Directors  agree  to  such participation. A Director participating in a meeting in accordance with this Bylaw is deemed to be present  at the  meeting  and to have so agreed.  Such Director will be counted in the quorum and entitled to speak and vote at the meeting.

d)         A Director may, and the Secretary on request of a Director shall, call a meeting of the Board. Reasonable notice of the meeting specifying the place,  day and hour of the  meeting  must be  given  by mail,  postage prepaid,  addressed to each of the Directors and alternate Directors at  his or her address as it appears on the books of the  Corporation or by leaving it at his or her usual  business or  residential  address or by telephone,  facsimile or other method of transmitting  legibly recorded  messages.  It is not necessary to give notice of a meeting of Directors to a Director immediately  following a shareholder meeting at which the Director has been elected,  or is the meeting of Directors at which the Director is appointed.

e)         A Director of the  Corporation  may file with the  Secretary a document executed by him waiving notice of a past,  present or future meeting or meetings of the Directors  being, or required to have been, sent to him and may at any time  withdraw the waiver with respect to meetings  held thereafter.  After filing such waiver with  respect to future  meetings and until the waiver is  withdrawn  no notice of a meeting of Directors need be given to the  Director.  All meetings of the Directors so held will be deemed not to be improperly called or constituted by reason of notice not having been given to the Director.

f)          The  quorum  necessary  for  the  transaction  of the  business  of the Directors  may be  fixed  by the  Directors  and if not so  fixed  is a majority of the  Directors  or, if the number of  Directors is fixed at one, is one Director.

g)         The  continuing  Directors may act  notwithstanding  a vacancy in their body but,  if and so long as their  number is reduced  below the number fixed  pursuant to these Bylaws as the  necessary  quorum of Directors, the  continuing  Directors  may act for the purpose of  increasing  the  number of  Directors  to that  number,  or of  summoning a  shareholder  meeting of the Corporation, but for no other purpose.

h)         All acts done by a meeting of the Directors, a committee of Directors, or a person acting as a Director, will, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of the Directors, shareholders of the committee or person acting as a Director, or that any of them were disqualified, be as valid as if the person had been duly elected or appointed and was qualified to be a Director.

i)          A  resolution  consented  to in writing,  whether by facsimile or other method  of  transmitting  legibly  recorded  messages,  by  all  of the Directors  is as valid as if it had been  passed  at a  meeting  of the Directors  duly  called and held.  A resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated on a counterpart.

j)          All Directors of the Corporation shall have equal voting power.

Section 4 - Removal

One or more or all the  Directors  of the  Corporation  may be  removed  with or without cause at any time by a vote of two-thirds of the  shareholders  entitled to vote  thereon,  at a special  meeting  of the  shareholders  called  for that purpose.

Section 5 - Committees

a)         The Directors may from time to time by resolution  designate from among its members one or more committees,  and alternate members thereof,  as they deem desirable,  each consisting of one or more members, with such powers and authority (to the extent  permitted by law and these Bylaws) as may be provided in such resolution.  Each such committee shall serve at the pleasure of the Board of Directors and unless  otherwise  stated by law, the  Certificate of  Incorporation  of the Corporation or these Bylaws,  shall be governed by the rules and  regulations  stated herein regarding the Board of Directors.

b)         Each Committee  shall keep regular minutes of its  transactions,  shall cause them to be recorded in the books kept for that purpose, and shall report  them to the  Board at such  times as the Board may from time to  time require. The Board has the power at any time to revoke or override the authority given to or acts done by any Committee.

ARTICLE III: OFFICERS

Section 1 - Number, Qualification, Election and Term of Office

a)         The Corporation’s officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws.  The  officers  of the Corporation  shall consist of a president,  secretary,  treasurer,  and also may have one or more vice  presidents,  assistant  secretaries and assistant  treasurers and such other officers as the Board of Directors may from time to time deem advisable.  Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b)         The  officers  of the  Corporation  shall be  elected  by the  Board of Directors  at the regular  annual  meeting of the Board  following  the annual meeting of shareholders.

c)         Each officer shall hold office until the annual meeting of the Board of Directors  next  succeeding  his or her election,  and until his or her successor  shall  have been duly  elected  and  qualified,  subject  to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 3 - Removal

Any officer  appointed  by the Board of  Directors  may be removed by a majority vote of the Board,  either with or without cause,  and a successor  appointed by the Board at any time,  and any officer or  assistant  officer,  if appointed by another officer, may likewise be removed by such officer.

Section 4 - Remuneration

The  remuneration  of the Officers of the  Corporation  may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 5 - Conflict of Interest

Each officer of the Corporation  who holds another office or possesses  property whereby, whether directly or indirectly, duties or interests might be created in conflict  with his or her duties or interests  as an officer of the  Corporation shall, in writing,  disclose to the President the fact and the nature, character and  extent  of the  conflict  and  abstain  from  voting  with  respect  to any resolution in which the officer has a personal interest.

ARTICLE IV: SHARES OF STOCK

Section 1 - Certificate of Stock

a)         The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

b)         Certificated shares of the Corporation shall be signed, either manually or by facsimile,  by officers or agents designated by  the  Corporation for such  purposes, and shall certify the number of shares owned by the shareholder  in   the   Corporation.  Whenever   any   certificate   is countersigned  or  otherwise  authenticated  by  a  transfer  agent  or  transfer clerk, and by a registrar, then a  facsimile of the signatures of the officers or agents, the transfer agent or transfer  clerk or the registrar of the  Corporation may be printed or lithographed  upon  the certificate in lieu of the actual signatures. If the Corporation   uses facsimile  signatures   of   its  officers  and  agents  on  its  stock  certificates, it cannot act as registrar of  its  own  stock,  but  its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise  authenticates   any stock  certificates in both  capacities.  If any officer who has signed or whose facsimile  signature has been  placed  upon such  certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he  were such officer at the date of its issue.

c)         If the  Corporation  issued  uncertificated  shares as provided  for in these Bylaws,  within a reasonable  time after the issuance or transfer of such uncertificated  shares, and at least annually  thereafter,  the Corporation shall send the shareholder a written  statement  certifying the number of shares owned by such shareholder in the Corporation.

d)         Except as otherwise  provided by law, the rights and obligations of the holders of uncertificated  shares and the rights and obligations of the holders  of  certificates  representing  shares  of the same  class and series shall be identical.

e)         if a share certificate:

(i)         is worn out or defaced,  the Directors shall,  upon production to them of the  certificate and upon such other terms, if any, as they may think fit,  order the  certificate to be cancelled and issue a new certificate;

(ii)         is lost,  stolen or destroyed,  then upon proof being given to the  satisfaction of the Directors and upon and indemnity,  if any  being  given,  as  the  Directors  think  adequate,   the Directors shall issue a new certificate; or

(iii)        represents  more  than  one  share  and the  registered  owner surrenders it to the  Corporation  with a written request that the  Corporation  issue  in  his  or  her  name  two  or  more certificates,  each  representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered,  the Corporation  shall cancel the certificate so surrendered  and issue new  certificates in accordance with such request.

Section 2 - Transfers of Shares

a)         Transfers or  registration  of  transfers of shares of the  Corporation shall be made on the stock  transfer  books of the  Corporation  by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney;  and in the case of shares  represented by certificates,  only  after  the  surrender  to the  Corporation  of the certificates   representing  such  shares  with  such  shares  properly endorsed,  with such evidence of the authenticity of such  endorsement, transfer,  authorization  and  other  matters  as the  Corporation  may reasonably  require,  and the payment of all stock  transfer  taxes due thereon.

b)         The Corporation  shall be entitled to treat the holder of record of any share or shares as the absolute  owner  thereof for all  purposes  and, accordingly,  shall not be bound to recognize  any legal,  equitable or other claim to, or interest in, such share or shares on the part of any other  person,  whether  or not it shall have  express or other  notice thereof, except as otherwise expressly provided by law.

Section 3 - Record Date

a)         The Directors may fix in advance a date, which must not be more than 60 days  permitted by the preceding the date of a meeting of  shareholders or a class of  shareholders,  or of the payment of a dividend or of the proposed taking of any other proper action requiring the  determination of  shareholders  as the  record  date  for  the  determination  of the shareholders entitled to notice of, or to attend and vote at, a meeting and an adjournment of the meeting,  or entitled to receive payment of a dividend  or  for  any  other   proper   purpose  and,  in  such  case, notwithstanding  anything in these Bylaws, only shareholders of records on the date so fixed  will be  deemed  to be the  shareholders  for the  purposes of this Bylaw.

b)         Where no record date is so fixed for the  determination of shareholders as provided  in the  preceding  Bylaw,  the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

Section 4 - Fractional Shares

Notwithstanding anything else in these Bylaws, the Corporation, if the Directors so resolve,  will not be required to issue fractional  shares in connection with an amalgamation, consolidation, exchange or conversion. At the discretion of the Directors,  fractional  interests in shares may be rounded to the nearest  whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for  cancellation by the Corporation for such  consideration as the  Directors  determine.  The  Directors  may  determine  the  manner in which fractional  interests  in shares  are to be  transferred  and  delivered  to the Corporation in exchange for consideration and a determination so made is binding upon all shareholders of the Corporation. In case shareholders having fractional interests in shares fail to deliver them to the Corporation in accordance with a determination  made by the  Directors,  the  Corporation  may  deposit  with the Corporation's  Registrar  and  Transfer  Agent  a  sum  sufficient  to  pay  the consideration payable by the Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders.  Such setting aside is deemed to be payment to such  shareholders  for the  fractional  interests in shares not so delivered  which will  thereupon not be considered as  outstanding and  such  shareholders  will  not  be  considered  to be  shareholders  of  the Corporation  with  respect  thereto  and will have no right  except  to  receive payment  of  the  money  so  set  aside  and  deposited  upon  delivery  of  the certificates  for the  shares  held  prior to the  amalgamation,  consolidation, exchange or conversion which result in fractional interests in shares.

ARTICLE V: DIVIDENDS

a)         Dividends may be declared and paid out of any funds available therefore, as often,  in such  amounts,  and at such time or times as the Board of Directors  may  determine and shares may be issued pro rata and without consideration to the Corporation's  shareholders or to the shareholders of one or more classes or series.

b)         Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless such issuance is in accordance with the Articles of Incorporation and:

(i)                   a majority of the current shareholders of the class or series to be issued approve the issue;  or

(ii)         there are no outstanding  shares of the class or  series of  shares that are authorized to be issued as a dividend.

ARTICLE VI: BORROWING POWERS

a)         The Directors may from time to time on behalf of the Corporation:

(i)         borrow money in such manner and amount, on such security, from such sources and upon such terms and  conditions as they think fit,

(ii)         issue bonds,  debentures and  other  debt  obligations  either outright or as security for  liability or  obligation  of  the Corporation or another person, and

(iii)        mortgage,  charge,  whether  by way of  specific  or  floating charge, and give other security on the undertaking,  or on the whole or a part of the property and assets of the  Corporation (both present and future).

b)         A bond,  debenture or other debt  obligation of the Corporation may be issued at a  discount,  premium  or  otherwise,  and  with a  special  privilege  as to redemption,  surrender, drawing, allotment of or conversion into or exchange for shares or other securities,  attending and voting at shareholder meetings of the Corporation,  appointment  of  Directors or  otherwise,  and may by its terms be assignable free from equities  between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VII: FISCAL YEAR

The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII: CORPORATE SEAL

The  corporate  seal, if any,  shall be in such form as shall be prescribed  and altered,  from  time to time,  by the Board of  Directors.  The use of a seal or stamp by the  Corporation  on corporate  documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE IX: AMENDMENTS

Section 1 - By Shareholders

All Bylaws of the Corporation shall be subject to alteration or repeal,  and new Bylaws may be made by a majority vote of the  shareholders at any annual meeting or special meeting called for that purpose.

Section 2 - By Directors

The Board of Directors  shall have the power to make,  adopt,  alter,  amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE X: DISCLOSURE OF INTEREST OF DIRECTORS

a)         A  Director  who is, in any way,  directly  or  indirectly  interested  in an existing or proposed  contract or transaction  with the Corporation or who holds an office or  possesses  property  whereby,  directly or  indirectly,  a duty or interest  might be created to  conflict  with his or her duty or  interest  as a Director,  shall  declare  the nature and extent of his or her  interest in such contract or  transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b)         A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken. The foregoing prohibitions do not apply to:

(i)         a  contract  or   transaction   relating  to  a  loan  to  the Corporation,  which a Director or a specified corporation or a specified  firm in which he has an interest has  guaranteed or joined in  guaranteeing  the  repayment of the loan or part of the loan;

(ii)         a contract  or transaction  made or to be made with or for the benefit of a holding corporation or a subsidiary   corporation of which a Director is a director or officer;

(iii)        a contract by a Director to subscribe for or underwrite shares or debentures to be issued by the  Corporation or a subsidiary of the Corporation, or a contract,  arrangement or transaction in which a Director is directly or  indirectly  interested  if all the  other  Directors  are  also  directly  or  indirectly interested in the contract, arrangement or transaction;

(iv)        determining the remuneration of the Directors;

(v)         purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

(vi)        the indemnification of a Director by the Corporation.

c)         A Director may hold an office or place of profit with the Corporation  (other than the office of Auditor of the  Corporation)  in conjunction  with his or her office of  Director  for the  period  and on the terms  (as to  remuneration  or otherwise) as the Directors may determine. No Director or intended Director will be  disqualified  by his or her office  from  contracting  with the  Corporation either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise,  and, no contract or transaction entered into by or on behalf of the  Corporation  in which a Director is interested is liable to be voided by reason thereof.

d)         A  Director  or his or her firm may act in a  professional  capacity  for the Corporation (except as Auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e)         A Director  may be or become a director or other  officer or employee  of, or otherwise  interested in, a corporation or firm in which the  Corporation may be interested as a shareholder or otherwise, and the Director is not accountable to the Corporation for remuneration or other benefits  received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

ARTICLE XI: ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The  Corporation  shall,  within  sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually  thereafter on or before the last day of the month in which the anniversary date of incorporation  occurs each year,  file with the Secretary of State a list of its president,  secretary and treasurer and all of its Directors, along with the post office box or street address,  either residence or business,  and a designation of its resident agent in the state of  Nevada.  Such list shall be certified by an officer of the Corporation.

ARTICLE XII: INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a)         The Directors  shall cause the  Corporation to indemnify a Director or former Director of the  Corporation  and the  Directors  may cause the  Corporation  to indemnify  a  director  or  former  director  of  a  corporation  of  which  the Corporation is or was a shareholder  and the heirs and personal  representatives of any such person against all costs, charges and expenses,  including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them  including  an amount  paid to  settle  an  action  or  satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the  Corporation  or a  director  of such  corporation,  including  an action brought by the Corporation or  corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)         The Directors may cause the Corporation to indemnify an officer,  employee or agent of the  Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and  resulting  from his or her acting as an  officer,  employee  or agent of the  Corporation  or  corporation.  In addition the  Corporation  shall indemnify the Secretary or an Assistance  Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding  that he is also a Director),  and his or her respective heirs and legal representatives  against all costs,  charges and expenses  incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such  Secretary and Assistant  Secretary,  on being  appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)         The Directors may cause the  Corporation  to purchase and maintain  insurance for the  benefit  of a person  who is or was  serving  as a  Director,  officer, employee  or agent of the  Corporation  or as a director,  officer,  employee or agent of a corporation of which the  Corporation is or was a shareholder and his or her heirs or personal  representatives against a liability incurred by him as a Director, officer, employee or agent.

CERTIFIED TO BE THE BYLAWS OF:

SNAP ONLINE MARKETING INC.

per:

/s/ Elena Kryukova

______________________

Elena Kryukova, President